Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D originally filed on November 18, 2021 (including amendments thereto) with respect to the securities of SMG Industries Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  November 18, 2021

STEVEN H. MADDEN

/s/ Steven H. Madden

Steven H. Madden

APEX HERITAGE INVESTMENTS, LLC

By: /s/ Steven H. Madden

Name: Steven H. Madden

Title: Manager

MADDEN HERITAGE FOUNDATION

By: /s/ Steven H. Madden

Name: Steven H. Madden

Title: Manager